News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Record First Quarter Results
Net Sales Rise Approximately 20 Percent; Diluted EPS Increases 69 Percent
ATLANTA, January 9, 2014 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record first quarter net sales, net income, and diluted earnings per share (“EPS”). Fiscal 2014 first quarter net sales of $574.7 million increased $93.6 million, or approximately 20 percent, compared with the year-ago period. Net income for the first quarter of fiscal 2014 was $44.5 million, an increase of $18.4 million, or 70 percent, compared with the prior-year period. Fiscal 2014 first quarter diluted EPS of $1.03 increased 69 percent compared with $0.61 for the year-ago period.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were extremely pleased with our record fiscal 2014 first quarter results as we continued to execute our strategies to extend our leadership position in North America. We believe our record first quarter results reflect our ability to provide customers truly differentiated value from our industry-leading portfolio of innovative lighting and control solutions along with superior service.”
The year-over-year growth in fiscal 2014 first quarter net sales was due primarily to an increase in volume, partially offset by an estimated 1 percentage point net unfavorable change in product prices and mix of products sold (“price/mix”). The increase in volume was broad-based across most product categories and key sales channels in North America. The impact on net sales from acquisitions and foreign currency was not significant. Sales of LED-based products more than doubled from the year-ago period and represented more than a quarter of the total of fiscal 2014 first quarter net sales.
Operating profit for the first quarter of fiscal 2014 was $77.4 million, an increase of $29.2 million, or 61 percent, over the year-ago period. Fiscal 2014 first quarter results include the benefit of an insurance recovery of $5 million, or $0.07 diluted EPS, associated with the prior-year reported loss resulting from fraud perpetrated at a freight payment and audit service firm formerly retained by the Company. Included in prior year’s first quarter results were a pre-tax special charge and temporary expenses associated with a previously announced production facility closure totaling $5.5 million, or $0.08 diluted EPS. Adjusted operating profit (excluding the impact of the insurance recovery) for the first quarter of fiscal 2014 increased $18.7 million, or 35 percent, to $72.4 million compared with

News Release

the year-ago period adjusted operating profit (excluding pre-tax special charge and temporary expenses) of $53.7 million. Adjusted operating profit margin for the first quarter of fiscal 2014 increased 140 basis points to 12.6 percent compared with 11.2 percent for the prior-year period. Adjusted diluted EPS for the first quarter of fiscal 2014 increased 39 percent to $0.96 compared with prior-year’s adjusted diluted EPS of $0.69. Management believes that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance and prospects for the future. A reconciliation of adjusted financial measures to the most directly comparable GAAP measure is provided in the tables at the end of this release.
During the first quarter of fiscal 2014, the Company completed the closures of two small production facilities which were part of the streamlining actions initiated in the prior year. The Company did not record any significant incremental expense during the first quarter for activities to close the facilities. Management estimates that during the first quarter of fiscal 2014 the Company realized approximately $3 million of pre-tax savings associated with the streamlining activities initiated in 2013 and currently expects to be at the total annualized savings run rate of $15 million by the end of the second fiscal quarter.
Cash and cash equivalents at the end of the first quarter of fiscal 2014 totaled $398.1 million, an increase of $39.0 million since the beginning of the fiscal year. Net cash provided by operating activities totaled $43.4 million for the first quarter of fiscal 2014 compared with net cash used for operating activities of $14.5 million for the year-ago period. The year-over-year improvement reflects higher net income and lower working capital requirements as compared with the prior-year period.
Outlook
Mr. Nagel commented, “Our outlook remains positive. Third-party forecasts and leading indicators continue to suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will continue to be in the mid-single digit range during 2014. While we still expect to see some volatility in demand among certain sales channels and geographies, our expectation for the future is that overall demand in our end markets will continue to improve and be more consistent and broad-based. The favorable trend in our December order rates seems to reflect this improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”

News Release

Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
This news release contains non-GAAP financial measures such as “adjusted gross profit margin”, “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss first quarter results today, January 9, 2014, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2013 net sales of over $2 billion, Acuity Brands employs approximately 6,500 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Axion™ Controls, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.

News Release

Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: third-party forecasts of a mid-single digit growth rate for the North American lighting market during 2014; expectation that overall demand in the Company's end markets will continue to improve and be more consistent and broad-based; estimates regarding the amounts and timing of annualized pre-tax savings associated with streamlining activities initiated in 2013; expectation that opportunities exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2014 and risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

News Release

ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	November 30, 2013	August 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$398.1	$359.1
Accounts receivable, less reserve for doubtful accounts of $2.0 and $1.5 as of November 30, 2013 and August 31, 2013, respectively	332.6	318.3
Inventories	208.3	203.0
Deferred income taxes	14.7	13.6
Prepayments and other current assets	25.6	19.5
Total Current Assets	979.3	913.5
Property, Plant, and Equipment, at cost:
Land	6.6	7.2
Buildings and leasehold improvements	108.4	109.6
Machinery and equipment	361.3	354.5
Total Property, Plant, and Equipment	476.3	471.3
Less — Accumulated depreciation and amortization	329.2	323.4
Property, Plant, and Equipment, net	147.1	147.9
Other Assets:
Goodwill	570.4	568.2
Intangible assets, net	241.1	245.1
Deferred income taxes	1.6	1.7
Other long-term assets	26.7	27.4
Total Other Assets	839.8	842.4
Total Assets	$1,966.2	$1,903.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$244.3	$249.5
Accrued compensation	27.2	28.0
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	123.2	107.5
Total Current Liabilities	395.9	386.2
Long-Term Debt	353.6	353.6
Accrued Pension Liabilities, less current portion	52.2	54.7
Deferred Income Taxes	55.9	53.9
Self-Insurance Reserves, less current portion	7.2	7.0
Other Long-Term Liabilities	61.8	54.9
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 52,394,129 issued and 42,674,874 outstanding at November 30, 2013; 52,205,933 issued and 42,486,678 outstanding at August 31, 2013	0.5	0.5
Paid-in capital	739.8	735.5
Retained earnings	779.2	740.3
Accumulated other comprehensive loss items	(59.7)	(62.6)
Treasury stock, at cost, 9,719,255 shares at November 30, 2013 and August 31, 2013	(420.2)	(420.2)
Total Stockholders’ Equity	1,039.6	993.5
Total Liabilities and Stockholders’ Equity	$1,966.2	$1,903.8

News Release

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended
	November 30, 2013	November 30, 2012
Net Sales	$574.7	$481.1
Cost of Products Sold	337.6	291.6
Gross Profit	237.1	189.5
Selling, Distribution, and Administrative Expenses	159.7	140.6
Special Charge	—	0.7
Operating Profit	77.4	48.2
Other Expense (Income):
Interest Expense, net	8.0	7.7
Miscellaneous Expense, net	0.6	0.1
Total Other Expense	8.6	7.8
Income before Provision for Income Taxes	68.8	40.4
Provision for Income Taxes	24.3	14.3
Net Income	$44.5	$26.1

Earnings Per Share:
Basic Earnings per Share	$1.03	$0.61
Basic Weighted Average Number of Shares Outstanding	42.6	41.8
Diluted Earnings per Share	$1.03	$0.61
Diluted Weighted Average Number of Shares Outstanding	42.9	42.3
Dividends Declared per Share	$0.13	$0.13

Comprehensive Income:
Net income	$44.5	$26.1
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	2.3	1.3
Defined benefit plans, net	0.6	(2.1)
Other Comprehensive Income/(Expense) Items, net of tax	2.9	(0.8)
Comprehensive Income	$47.4	$25.3

News Release

ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	November 30, 2013	November 30, 2012
Cash Provided by/(Used for) Operating Activities:
Net income	$44.5	$26.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	10.6	10.0
Share-based compensation expense	4.5	4.3
Excess tax benefits from share-based payments	(5.2)	(5.4)
Deferred income taxes	0.8	1.1
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(14.0)	(6.6)
Inventories	(5.0)	0.5
Prepayments and other current assets	(4.7)	(5.3)
Accounts payable	(5.4)	(28.4)
Other current liabilities	19.8	(9.9)
Other	(2.5)	(0.9)
Net Cash Provided by/(Used for) Operating Activities	43.4	(14.5)
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(8.5)	(11.2)
Proceeds from sale of property, plant, and equipment	0.9	—
Net Cash Used for Investing Activities	(7.6)	(11.2)
Cash Provided by/(Used for) Financing Activities:
Proceeds from stock option exercises and other	2.6	8.2
Excess tax benefits from share-based payments	5.2	5.4
Dividends paid	(5.6)	(5.5)
Net Cash Provided by Financing Activities	2.2	8.1
Effect of Exchange Rate Changes on Cash	1.0	0.6
Net Change in Cash and Cash Equivalents	39.0	(17.0)
Cash and Cash Equivalents at Beginning of Period	359.1	284.5
Cash and Cash Equivalents at End of Period	$398.1	$267.5

News Release

ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The table below reconciles certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except per share data)	Three Months Ended
	November 30, 2013		November 30, 2012
		% of Sales		% of Sales
Net Sales	$574.7		$481.1

Gross Profit (GAAP)	$237.1	41.3%	$189.5	39.4%
Add-back: Manufacturing inefficiencies	—		4.8
Adjusted Gross Profit (Non-GAAP)	$237.1	41.3%	$194.3	40.4%

Selling, Distribution, and Administrative Expenses	$159.7	27.8%	$140.6	29.2%
Add-back: Insurance recovery	5.0		—
Adjusted Selling, Distribution, and Administrative Expenses	$164.7	28.7%	$140.6	29.2%

Operating Profit (GAAP)	$77.4	13.5%	$48.2	10.0%
Less: Insurance recovery	(5.0)		—
Add-back: Special charge	—		0.7
Add-back: Manufacturing inefficiencies	—		4.8
Adjusted Operating Profit (Non-GAAP)	$72.4	12.6%	$53.7	11.2%

Net Income (GAAP)	$44.5		$26.1
Less: Insurance recovery, net of tax	(3.1)		—
Add-back: Special charge, net of tax	—		0.5
Add-back: Manufacturing inefficiencies, net of tax	—		3.0
Adjusted Net Income (Non-GAAP)	$41.4		$29.6

Diluted Earnings per Share (GAAP)	$1.03		$0.61
Less: Insurance recovery, net of tax	(0.07)		—
Add-back: Special charge, net of tax	—		0.01
Add-back: Manufacturing inefficiencies, net of tax	—		0.07
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.96		$0.69